                                                                   EXHIBIT 3.1.7

                     CERTIFICATE OF OWNERSHIP AND MERGER AND
                               ARTICLES OF MERGER


         Pursuant to the provisions of Section 253 of the Delaware General Corporation Law and the laws of the British Virgin Islands, the undersigned domestic and foreign corporations (hereinafter referred to as "Constituent Corporations"), approve, adopt, execute, acknowledge and file the following Certificate of Ownership and Merger and Articles of Merger ("Certificate") as prescribed by Delaware General Corporation Law and the laws of the British Virgin Islands, for the purpose of merging them into one of such corporations:

         1. The names of each of the Constituent Corporations and the jurisdictions in which they are incorporated are as follows:


               Name of Corporation             Jurisdiction of Incorporation
               -------------------             -----------------------------
         Cliffs Drilling Company               Delaware
         Greenbay Drilling Company Ltd.        British Virgin Islands


         2. Cliffs Drilling Company owns all of the outstanding shares of Greenbay Drilling Company Ltd. and such corporations wish to simplify their business procedures, record keeping, and administrative structure, and to eliminate duplicative functions.

         3. The Certificate of Incorporation of Cliffs Drilling Company was filed with the Delaware Secretary of State on April 14, 1988. The Memorandum of Association and Articles of Association of Greenbay Drilling Company Ltd. were filed with the Registrar of Companies of the British Virgin Islands on November 12, 1996.

         4. The laws of the jurisdictions under which the Constituent Companies were incorporated permit such merger.

         5. The Plan of Merger has been approved, adopted, certified, executed, and acknowledged by Cliffs Drilling Company in the manner prescribed by the Delaware General Corporation Law, and has been approved, adopted, certified, executed, and acknowledged by Greenbay Drilling Company Ltd. in the manner prescribed by the laws of the British Virgin Islands.

         6. For purposes of the laws of the British Virgin Islands, this Certificate of Merger shall also constitute the appropriate Articles of Merger, and, for purposes of the laws of the British Virgin Islands and the Delaware General Corporation Law, the terms contained herein, shall be considered the Plan of Merger. Upon the filing of this Certificate of Merger with the Delaware Secretary of State and the Registrar of Companies of the British Virgin Islands, Greenbay Drilling Company Ltd. shall be hereby merged with and into Cliffs Drilling Company, the separate corporate existence of Greenbay Drilling Company Ltd. shall cease, and Cliffs Drilling Company will be the surviving corporation. In connection with the merger, each share of Greenbay Drilling Company Ltd. shall be canceled, and the authorized capital stock of Cliffs Drilling Company shall not be changed, but shall be and remain the same as before the merger. In addition to the execution and filing of this Certificate of Merger with the Delaware Secretary of State and the Registrar of Companies of the British Virgin Islands, Cliffs Drilling Company and Greenbay Drilling Company Ltd. each shall make all other filings required by the laws of the State of Delaware and of the British Virgin Islands in connection with the merger in order to cause the merger to become effective pursuant to this Certificate.

         7. The name of the Surviving Corporation is Cliffs Drilling Company (hereinafter referred to as the "Surviving Corporation"), and it is to be governed by the laws of the State of Delaware. From and after the effective date of the merger, the Surviving Corporation shall possess all of the properties, rights, privileges and powers, and shall be subject to all of the liabilities and obligations, of Greenbay Drilling Company Ltd. and Cliffs Drilling Company, all in accordance with applicable laws of the State of Delaware and of the British Virgin Islands.

         8. The Certificate of Incorporation and Bylaws of Cliffs Drilling Company, as of the effective date of the merger, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, in each case until further amended as provided therein and in compliance with applicable law. The directors and officers of Cliffs Drilling Company, as of the effective date of the merger, shall be the directors and officers of the Surviving Corporation following consummation of the merger, in each case until their respective successors are duly elected and qualified.

         9. The authorized capitalization for Greenbay Drilling Company Ltd., a foreign corporation organized, existing under and by virtue of the laws of the British Virgin Islands, is 3 million shares, par value US $10.00 per share, of which 2,540,000 shares are issued and outstanding, all of which are owned by the Surviving Corporation, and carry voting rights with respect to this transaction. The authorized capitalization for Cliffs Drilling Company, a Delaware corporation, is 3 million shares of preferred stock, without par value, none of which are outstanding, and 30 million shares of common stock, par value US $.01, of which 7,573,332 shares are issued and outstanding and carry no voting rights with respect to this transaction. This merger transaction was authorized by resolutions adopted by the Board of Directors of Cliffs Drilling Company at a meeting held March 5, 1997, and pursuant to the Unanimous Consent of the Board of Directors of Greenbay Drilling Company Ltd., dated May 23, 1997.

         10. A true and correct copy of the resolutions of the Board of Directors of Cliffs Drilling Company authorizing such merger, adopted on March 5, 1997, is set forth below:

                  WHEREAS, the Company owns all of the issued and outstanding shares in the capital of Greenbay Drilling Company Ltd., a corporation organized under the laws of the British Virgin Islands ("Greenbay"); and

                  WHEREAS, it is deemed advisable that the Company merge with Greenbay in order that all the estate, property, rights, privileges and franchises of Greenbay, shall vest in and be possessed by the Company;

                  NOW, THEREFORE, IT IS RESOLVED, that Greenbay be merged with and into the Company, and that the Company assume all of Greenbay's obligations, pursuant to the terms and conditions set forth in the Certificate of Ownership and Merger and Articles of Merger (the "Certificate"); and further

                   RESOLVED, that the terms and conditions of the Plan of Merger, all of which are set forth in the Certificate, have been presented to and reviewed by the undersigned Directors and are hereby approved in the manner required by the Delaware General Corporation Law; and further

                  RESOLVED, that the proper officers of the Company are directed to execute, acknowledge and file, in the office of the Secretary of State of the State of Delaware, the Certificate, which includes a certification as to the Company's ownership of all the stock of Greenbay, and of the adoption and date of adoption of these resolutions, and such other instruments as may be required in connection therewith; and further

                  RESOLVED, that this Board of Directors hereby ratifies, confirms, and approves, in all respects, all actions heretofore taken by the officers of the Company for and on behalf of the Company, in connection with the matters set forth in the preceding resolutions; and further

                  RESOLVED, that the officers of the Company be, and each of them hereby is, authorized in the name and on behalf of the Company to execute and deliver all agreements, amendments, certificates, reports, applications, notices, letters, or other documents, and to do or cause to be done any and all such acts and things as, in the opinion of any officer, may be necessary or appropriate in order to effectuate the purposes and intent of the foregoing resolutions and Plan of Merger, and any such action taken or any agreement, amendment, certificate, report, application, notice, letter or other document executed and delivered by them or any of them in connection with any such action shall be conclusive evidence of their authority from the Company therefor and the approval and ratification by the Company of such documents or papers so executed and the actions so taken.

Dated:  May 23, 1997

                                    CLIFFS DRILLING COMPANY



                                    By:       /s/ DOUGLAS E. SWANSON
                                             ----------------------------------
                                             Douglas E. Swanson, President



                                    GREENBAY DRILLING COMPANY LTD.



                                    By:       /s/ EDWARD A. GUTHRIE
                                             ----------------------------------
                                             Edward A. Guthrie, Vice President


THE STATE OF TEXAS            )
                              )
COUNTY OF HARRIS              )


         This instrument was acknowledged before me on the 23rd day of May, 1997, by Douglas E. Swanson, President of Cliffs Drilling Company, a corporation organized under the laws of the State of Delaware, on behalf of said corporation.


           [SEAL]

                                             /s/ BRENDA D. TURRENTINE
                                             ----------------------------------
                                             Notary Public in and for the
                                             State of T E X A S

THE STATE OF TEXAS            )
                              )
COUNTY OF HARRIS              )


         This instrument was acknowledged before me on the 23rd day of May, 1997, by Edward A. Guthrie, Vice President of Greenbay Drilling Company Ltd., a corporation organized under the laws of the British Virgin Islands, on behalf of said corporation.



           [SEAL]

                                             /s/ SONIA VILLAGOMEZ
                                             ----------------------------------
                                             Notary Public in and for the
                                             State of T E X A S